UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2026

NCR ATLEOS CORPORATION
(Exact name of Registrant as Specified in its Charter)

Maryland	001-41728	92-3588560
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

864 Spring Street NW
Atlanta, GA 30308
(Address of principal executive offices and zip code)

(832) 308-4999
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NATL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on February 26, 2026, The Brink’s Company, a Virginia corporation (“Brink’s”), NCR Atleos Corporation, a Maryland corporation (“NCR Atleos”), Novus Merger Sub, Inc., a Maryland corporation and wholly owned subsidiary of Brink’s (“Merger Sub I”), and Novus Merger Sub II, LLC, a Maryland limited liability company and wholly owned subsidiary of Brink’s (“Merger Sub II”), entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), pursuant to which (i) Merger Sub I will merge with and into NCR Atleos (the “First Merger”), with NCR Atleos surviving the First Merger as a direct wholly owned subsidiary of Brink’s, and (ii) immediately following the First Merger, NCR Atleos will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of Brink’s.

In connection with the proposed Mergers, Brink’s filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus, which was declared effective by the SEC on May 27, 2026 (as amended, the “Registration Statement”). Brink’s filed a definitive proxy statement/prospectus (the “Brink’s Proxy Statement/Prospectus”) and NCR Atleos filed a definitive proxy statement with the SEC (the “NCR Atleos Proxy Statement”), each dated May 27, 2026 (the Brink’s Proxy Statement/Prospectus and the NCR Atleos Proxy Statement, together, the “joint proxy statement/prospectus”), which Brink’s and NCR Atleos first mailed to their shareholders and stockholders, respectively, on or about May 27, 2026. On June 30, 2026, Brink’s will hold a special meeting of its shareholders (the “Brink’s Special Meeting”) and NCR Atleos will hold a special meeting of its stockholders (the “NCR Atleos Special Meeting”), in each case, to consider certain proposals related to the Merger Agreement, as further described in the joint proxy statement/prospectus.

Following the announcement of the Merger Agreement, and as of the date of this Current Report on Form 8-K, two complaints challenging the Mergers have been filed by purported stockholders of NCR Atleos: Connolly v. NCR Atleos Corp., Index No. 653422/2026, NYSCEF Doc. No. 1 (Sup. Ct. N.Y. Cnty. June 10, 2026) and Thompson v. NCR Atleos Corp., Index No. 653456/2026, NYSCEF Doc. No. 1 (Sup. Ct. N.Y. Cnty. June 11, 2026) (together, the “Complaints”). The Complaints were both filed in New York Supreme Court, New York County, one on June 10, 2026, and the second on June 11, 2026. The Complaints are signed by the same counsel of record and each alleges negligent misrepresentation and concealment and negligence in violation of New York common law by NCR Atleos and the NCR Atleos board of directors in connection with the NCR Atleos Proxy Statement. The plaintiffs in each of the Complaints seek, among other things, to enjoin the Mergers and an award of attorneys’ and expert fees and expenses. In addition to the Complaints, Brink’s and NCR Atleos have received demand letters from law firms purporting to represent Brink’s shareholders and NCR Atleos stockholders, respectively, which generally allege disclosure deficiencies in the Brink’s Proxy Statement/Prospectus or NCR Atleos Proxy Statement, respectively (together with the Complaints, the “Matters”).

Each of Brink’s and NCR Atleos disagrees with the allegations asserted in the Matters and believes that no further disclosure is required to supplement the joint proxy statement/prospectus under applicable law. However, in order to moot certain of the plaintiffs’ disclosure claims in the Matters, to avoid the risk that the Matters delay or otherwise adversely affect the Mergers, to minimize the costs, risks and uncertainties inherent in litigation, and to provide additional information to shareholders of Brink’s and stockholders of NCR Atleos, and without admitting any liability or wrongdoing, Brink’s and NCR Atleos are voluntarily supplementing the joint proxy statement/prospectus as described in this Current Report on Form 8-K (such supplemental disclosures, the “Additional Disclosures”). Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable law of any of the Additional Disclosures. To the contrary, Brink’s and NCR Atleos specifically deny all allegations in the Matters, including that any additional disclosure was or is required, whether or not set forth in this Current Report on Form 8-K.

To the extent that information in the Additional Disclosures differs from, or updates information contained in, the joint proxy statement/prospectus, the information in the Additional Disclosures will supersede or supplement the information in the joint proxy statement/prospectus. Except as otherwise described in the Additional Disclosures, the joint proxy statement/prospectus, the annexes to the joint proxy statement/prospectus and the documents referred to, contained in or incorporated by reference in the joint proxy statement/prospectus are not otherwise modified, supplemented or amended.

The Additional Disclosures do not modify in any way the terms of the Mergers, including the Merger Consideration (as defined in the joint proxy statement/prospectus), or the timing of the Brink’s Special Meeting or the NCR Atleos Special Meeting. The Brink’s board of directors continues to unanimously recommend that Brink’s shareholders vote “FOR” the Brink’s Share Issuance Proposal and the Brink’s Adjournment Proposal (in each case, as defined in the joint proxy statement/prospectus). The NCR Atleos board of directors continues to unanimously recommend that NCR Atleos stockholders vote “FOR” the NCR Atleos Merger Proposal, the NCR Atleos Compensation Proposal and the NCR Atleos Adjournment Proposal (in each case, as defined in the joint proxy statement/prospectus).

SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS

The following Additional Disclosures supplement the joint proxy statement/prospectus, and should be read in conjunction with the joint proxy statement/prospectus, which is available at the SEC’s website, www.sec.gov, and which should be read in its entirety, including the annexes thereto. The information contained in the Additional Disclosures is incorporated by reference into the joint proxy statement/prospectus. All page references below are references to pages in the joint proxy statement/prospectus, and the capitalized defined terms used below have the meanings set forth in the joint proxy statement/prospectus. For clarity, new text adding supplemental disclosure to the joint proxy statement/prospectus is bolded and underlined, while text deleted from the joint proxy statement/prospectus is ~~bolded and stricken-through~~. Without admitting in any way that the Additional Disclosures are material or required by applicable law, NCR Atleos makes the following Additional Disclosures:

1.
The disclosures in the section of the joint proxy statement/prospectus entitled “The Mergers—Background of the Mergers” on page 75 of the joint proxy statement/prospectus are hereby amended as follows:

Following the conclusion of the NCR Atleos Board meeting and the Brink’s Board meeting, the parties executed and delivered the Merger Agreement on February 26, 2026. At no time prior to the execution of the Merger Agreement did Brink’s substantively discuss with any representative of NCR Atleos (or include in any of its proposals for a transaction with NCR Atleos) the termination of the employment of NCR Atleos’ executive officers in connection with the Mergers, their resignation, or their continued employment (or any terms thereof) at the combined company.

2.	The disclosures in the section of the joint proxy statement/prospectus entitled “The Mergers—Opinion of Brink’s Financial Advisor” are hereby amended as follows:

The description of Morgan Stanley’s “Public Trading Comparable Company Analysis” on page 81 of the joint proxy statement/prospectus is amended as follows:

The companies used in this comparison and the observed AV / EBITDA multiples were the following:

Comparable Companies	AV / 2026E EBITDA	AV / 2027E EBITDA
Brink’s	8.0x	7.4x
Diebold Nixdorf, Incorporated	6.8x	6.2x
Euronet Worldwide, Inc.	4.4x	4.1x
Hyosung Corporation	8.3x	7.2x
Average	6.9x	6.2x
Median	7.4x	6.7x

The description of Morgan Stanley’s “Discounted Cash Flow Analysis” on pages 82 and 83 of the joint proxy statement/prospectus is amended as follows:

Morgan Stanley performed a discounted cash flow analysis (excluding synergies), which is designed to provide an implied value of a company by calculating the present value of the estimated future unlevered free cash flows and terminal value of such company. Morgan Stanley calculated a range of implied equity values per share of NCR Atleos Common Stock as of December 31, 2025, based on estimates of future Unlevered Free Cash Flow for fiscal years 2026 through 2030 contained in the Brink’s Management Adjusted NCR Atleos Projections, including net debt of NCR Atleos as of December 31, 2025, of $2,722 million. Morgan Stanley also calculated a range of terminal values of NCR Atleos based on an NTM Adjusted EBITDA terminal multiple range of 6.0x to 7.0x, which was selected based on Morgan Stanley’s professional judgment and experience. The estimated Unlevered Free Cash Flow and the range of terminal values were then discounted to December 31, 2025, by applying a discount rate range of 9.5% to 11.0%, which was selected based on Morgan Stanley’s professional judgment and experience, to reflect NCR Atleos’ estimated weighted average cost of capital (“WACC”). Morgan Stanley calculated a WACC using a cost of equity derived from a risk-free rate, equity market risk premium and predicted Barra beta estimates, together with an estimate of the cost of debt, tax rate and an assumed capital structure.

The description of Morgan Stanley’s “Precedent Transactions Analysis” on page 83 of the joint proxy statement/prospectus is amended as follows:

Morgan Stanley performed a selected precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms of selected transactions. Morgan Stanley selected certain transactions in the Financial Hardware and ATM-Related Services sectors with an aggregate value greater than $100 million and for which relevant financial information was publicly available. For these transactions, Morgan Stanley reviewed the consideration paid and calculated the ratio of the AV of each transaction to the EBITDA of the target company for the last twelve months (“LTM EBITDA”), based on publicly available financial information. ~~Morgan Stanley reviewed the following transactions in connection with this analysis~~The transactions reviewed in this analysis and the observed AV / LTM EBITDA multiples were the following:

Closing Date	Target	Acquiror	AV / LTM EBITDA
October 2022	NoteMachine UK Ltd	Brink’s	5.0x
April 2021	PAI Inc	Brink’s	7.1x
January 2021	Cardtronics Plc	NCR	9.5x
April 2018	VeriFone Systems Inc.	VeriFone Consortium	10.9x
October 2016	DirectCash Payments ULC	Cardtronics Inc	7.8x
October 2015	Wincor Nixdorf International GmbH	Diebold	10.0x
Average			8.4x
Median			8.7x

The description of Morgan Stanley’s “Brink’s Discounted Cash Flow Analysis” on page 84 of the joint proxy statement/prospectus is amended as follows:

Morgan Stanley performed a discounted cash flow analysis for Brink’s, which is designed to provide an implied value of a company by calculating the present value of the estimated future unlevered free cash flows and terminal value of such company. Morgan Stanley calculated a range of implied equity values per share of Brink’s Common Stock as of December 31, 2025, based on estimates of future Unlevered Free Cash Flow for fiscal years 2026 through 2030 contained in the Brink’s Standalone Projections, including net debt of Brink’s as of December 31, 2025, of $2,743 million. Morgan Stanley also calculated a range of terminal values of Brink’s based on an NTM Adjusted EBITDA terminal multiple range of 7.0x to 8.0x, which was selected based on Morgan Stanley’s professional judgment and experience. The estimated Unlevered Free Cash Flow and the range of terminal values were then discounted to December 31, 2025, by applying a discount rate range of 7.2% to 8.7%, which was selected based on Morgan Stanley’s professional judgment and experience, to reflect Brink’s estimated WACC. Morgan Stanley calculated a WACC using a cost of equity derived from a risk-free rate, equity market risk premium and predicted Barra beta estimates, together with an estimate of the cost of debt, tax rate and an assumed capital structure.

3.	The disclosures in the section of the joint proxy statement/prospectus entitled “The Mergers—Opinion of NCR Atleos’ Financial Advisor” are hereby amended as follows:

The below table included on page 94 of the joint proxy statement/prospectus in the description of J.P. Morgan’s “Selected Transaction Analysis” is hereby amended as follows:

Announcement Date	Acquiror	Target	FV / LTM EBITDA Multiple
October 2022	The Brink’s Company	NoteMachine	5.0x
April 2021	The Brink’s Company	PAI, Inc.	7.2x
January 2021	NCR Voyix Corporation (f/k/a NCR Corporation)	Cardtronics plc	9.2x
February 2020	The Brink’s Company	G4S plc (cash operations in certain markets)	5.6x
October 2016	Cardtronics plc	Digital Commerce Payments Inc.	7.8x

The description of J.P. Morgan’s “Discounted Cash Flow Analysis” on pages 94 to 95 of the joint proxy statement/prospectus is amended as follows:

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied stand-alone equity present value per share for NCR Atleos Common Stock and Brink’s Common Stock. J.P. Morgan conducted discounted cash flow analyses of NCR Atleos and Brink’s by calculating the estimated present value of the unlevered free cash flows expected to be generated by NCR Atleos and Brink’s during fiscal years 2026 through 2030 based on, in the case of NCR Atleos, the NCR Atleos February 2026 Standalone Projections and, in the case of Brink’s, the NCR Atleos Management Adjusted Brink’s Projections, as discussed more fully below under “—Certain Unaudited Prospective Financial Information.” J.P. Morgan then calculated a range of terminal values at the end of this period by assuming a range of terminal FV / next twelve month (“NTM”) Adjusted EBITDA multiples of 5.5x to 6.5x for NCR Atleos and 6.75x to 7.75x for Brink’s, which J.P. Morgan determined on the basis of its professional judgment and experience in the industry, which were then applied to the respective Adjusted EBITDA values of NCR Atleos and Brink’s during the terminal period. This resulted in implied perpetuity growth rates ranging from negative 1.4% to 0.8% for NCR Atleos and negative 1.8% to 0.1% for Brink’s. The unlevered free cash flows, the range of terminal values and net debt ~~for each~~of $2,621 million for NCR Atleos and $2,617 million for Brink’s were discounted to present values (as of March 31, 2026), using discount rates ranging from 7.75% to 8.75% for NCR Atleos and 6.25% to 7.25% for Brink’s, respectively, which ranges J.P. Morgan chose based upon an analysis of the weighted average cost of capital of each of NCR Atleos and Brink’s derived using the capital asset pricing model, which J.P. Morgan determined on the basis of its professional judgment and experience in the industry.

The description of J.P. Morgan’s “Discounted Cash Flow-Based Value Creation Analysis” on page 95 of the joint proxy statement/prospectus is amended as follows:

J.P. Morgan prepared a value creation analysis that compared the estimated implied equity value of NCR Atleos on a stand-alone basis, using the midpoint value determined in J.P. Morgan’s discounted cash flow analysis of NCR Atleos described above, to the estimated NCR Atleos’ stockholders’ portion of the pro forma combined company equity value. J.P. Morgan determined NCR Atleos’ stockholders’ portion of the pro forma combined equity value by (i) adding the sum of (a) the equity value of NCR Atleos, using the midpoint value determined in J.P. Morgan’s discounted cash flow analysis of NCR Atleos described above, (b) the equity value of Brink’s derived using the midpoint value determined in J.P. Morgan’s discounted cash flow analysis of Brink’s described above and (c) the net present value of the expected Synergies using the midpoint value determined in J.P. Morgan’s discounted cash flow analysis of the Synergies described below, (ii) subtracting the aggregate Cash Consideration and the estimated one-time transaction fees of $231 million based on guidance provided by NCR Atleos’ management and (iii) multiplying such result by an estimated pro forma equity ownership of the combined company by the former NCR Atleos stockholders of 22.4%.

J.P. Morgan determined the projected terminal value of expected Synergies by conducting a discounted cash flow analysis. J.P. Morgan calculated the unlevered free cash flows that the projected net Synergies were expected to generate during calendar year 2027 through calendar year 2030 based on estimates by NCR Atleos’ management. J.P. Morgan then calculated a range of terminal values for the projected Synergies at the end of this period by assuming a range of terminal FV / NTM Adjusted EBITDA multiples of 5.5x to 6.5x, which J.P. Morgan determined on the basis of its professional judgment and experience in the industry, which were then applied to the estimated terminal Adjusted EBITDA value of the projected Synergies during the terminal period. This resulted in implied perpetuity growth rates ranging from negative 5.4% to negative 2.8%. The unlevered free cash flows and range of terminal values were then discounted to present values (as of March 31, 2026), using discount rates ranging from 7.75% to 8.75%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of NCR Atleos, derived using the capital asset pricing model, which J.P. Morgan determined on the basis of its professional judgment and experience in the industry.

The third paragraph appearing on page 96 of the joint proxy statement/prospectus is amended as follows:

NCR Atleos has agreed to pay J.P. Morgan an estimated aggregate fee of $43.0 million, $4.0 million of which was payable upon delivery by J.P. Morgan of its opinion and the remainder of which is contingent and payable upon the consummation of the Transactions, for services rendered in connection with the Transactions. In addition, NCR Atleos may, in its sole discretion, based on its assessment of J.P. Morgan’s performance of its services rendered in connection with the Transactions, pay J.P. Morgan an additional fee of $7.0 million upon the consummation of the Transactions. In addition, NCR Atleos has agreed to reimburse J.P. Morgan for certain of its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with NCR Atleos, including acting as joint lead arranger on a syndicated credit facility in October 2024, for which no compensation was recognized.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “assume,” “could,” “estimate,” “expect,” “target,” “possible,” “project,” “predict,” “intend,” “plan,” “believe,” “potential,” “may,” “should”, “will” and similar expressions are based on current expectations and assumptions and are subject to risks, uncertainties and contingencies, many of which are beyond our control and difficult to predict or quantify, and which could cause actual results to differ materially from those that are anticipated.

Factors that could cause actual results to differ include, but are not limited to: Brink’s ability to consummate the Mergers; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; Brink’s ability to finance the Mergers; Brink’s indebtedness, including the substantial indebtedness Brink’s will incur in connection with the Mergers and the need to generate sufficient cash flows to service and repay such indebtedness; failure to consummate any anticipated repayment of the combined company’s indebtedness or make any returns to shareholders in the expected timeframe or at all; failure to obtain applicable regulatory or shareholder approvals in a timely manner or otherwise; failure to satisfy any other conditions to closing of the Mergers; failure to realize the anticipated benefits and synergies of the Mergers in the expected timeframe or at all, including as a result of a delay in consummating the Mergers; the success of integration plans and the time required to successfully integrate NCR Atleos’ operations with those of Brink’s; the focus of management’s time and attention on the Mergers and other potential disruptions arising from the Mergers; the effects of the announcement of the Mergers on Brink’s or NCR Atleos’ businesses; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with banks, employees, customers or suppliers) may be greater than expected following the public announcement of the Mergers; Brink’s or NCR Atleos’ ability to retain certain key employees following the public announcement of the Mergers; litigation related to the Mergers; Brink’s or NCR Atleos’ ability to obtain certain third party or governmental regulatory consents, approvals or clearances; potential undisclosed liabilities of NCR Atleos not identified during the due diligence process; the impact of the Mergers on the market price of Brink’s or NCR Atleos’ common stock and/or operating results; and general economic conditions that are less favorable than expected.

Additional information concerning other risk factors is also contained in Part I, Item 1A “Risk Factors” of (i) Brink’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026, and (ii) NCR Atleos’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026 and, in each case, in subsequent filings with the SEC.

The forward-looking information included in this Current Report on Form 8-K is representative only as of the date of the communications included in this Current Report on Form 8-K and Brink’s and NCR Atleos undertake no obligation to update, revise or clarify any information contained in this Current Report on Form 8-K or forward-looking statements that may be made from time to time on either of their behalf, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

In connection with the Mergers, Brink’s filed the Registration Statement with the SEC, which includes (i) a joint proxy statement of both companies and (ii) a prospectus of Brink’s relating to the offer of Brink’s securities to be issued to NCR Atleos’ stockholders in connection with the completion of the Mergers. Brink’s and NCR Atleos commenced mailing of the joint proxy statement/prospectus to their shareholders and stockholders, respectively, on or about May 27, 2026. Brink’s and NCR Atleos may also file other documents with the SEC regarding the Mergers. This document is not a substitute for the Registration Statement, the joint proxy statement/prospectus or any other document which Brink’s or NCR Atleos may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGERS AND RELATED MATTERS.

Investors and security holders may obtain free copies of the joint proxy statement/prospectus and other documents that are filed with the SEC or will be filed with the SEC by Brink’s or NCR Atleos (when they become available) through the website maintained by the SEC at www.sec.gov or from Brink’s at its website, us.brinks.com, or from NCR Atleos at its website, investor.ncratleos.com.

Participants in the Solicitation

Brink’s, NCR Atleos and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Brink’s and the stockholders of NCR Atleos in connection with the Mergers under the rules of the SEC. Information about the interests of the directors and executive officers of Brink’s and NCR Atleos and other persons who may be deemed to be participants in the solicitation of shareholders of Brink’s or the stockholders of NCR Atleos in connection with the Mergers and a description of their direct and indirect interests, by security holdings or otherwise, are included in the joint proxy statement/prospectus related to the Mergers as filed with the SEC on May 27, 2026. Additional information (i) about Brink’s, the directors and executive officers of Brink’s and their ownership of Brink’s common stock can also be found in its Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 26, 2026, and its definitive proxy statement, as filed with the SEC on March 20, 2026, and other documents subsequently filed by Brink’s with the SEC and (ii) about NCR Atleos, the directors and executive officers of NCR Atleos and their ownership of NCR Atleos’ common stock can also be found in its Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 27, 2026, and its definitive proxy statement, as filed with the SEC on April 3, 2026, and other documents subsequently filed by NCR Atleos with the SEC. Free copies of these documents may be obtained as described above. To the extent holdings of Brink’s or NCR Atleos’ securities by its directors or executive officers have changed since the amounts set forth in such documents, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are included in the joint proxy statement/prospectus relating to the Mergers filed with the SEC.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Atleos Corporation

	By:	/s/ Ricardo Nuñez
		Name:	Ricardo Nuñez
Date: June 18, 2026		Title:	Executive Vice President, General Counsel and Corporate Secretary